SHARE SWAP AGREEMENT

	The parties to this SHARE SWAP AGREEMENT (the "Agreement") are Legend Motors Worldwide, Inc, and Commerce Street Venture
Group, Inc. and enter into this Share Swap Agreement on this 1st day of July, 2005.

	WHEREAS, Legend Motors Worldwide, Inc is the owner of
1,582,492 (One-Million Five-Hundred-Eighty-Two Thousand Four
Hundred Ninety Two) shares of Legend Motors Worldwide, Inc; and

	WHEREAS, Commerce Street Venture Group is the owner of 49
(Forty Nine) shares of LA West, Inc.; and

	WHEREAS, Legend Motors Worldwide, Inc and Commerce Street Venture Group, Inc. are desirous of executing a swap of their respective shares; Legend Motors Worldwide, Inc will transfer the shares to Commerce Street Venture Group and Commerce Street Venture Group will transfer the shares to Legend Motors Worldwide, Inc. and

	WHEREAS, the 1,582,492 shares of Legend Motors Worldwide,
Inc and the 49 shares of LA West Inc. represent equal values;

	Therefore, the parties hereby agree as follows:


1.	Definitions.  As used herein, the following terms shall have the  following meanings:

(a)	"Securities Act" means the Securities Act of 1933, as
amended.

(b)	"Exchange Act" means the Securities Exchange Act of
1934, as amended.

(c)	"Register," "registered," and "registration" refer to
a registration effected by preparing and filing a registration statement in compliance with the Securities
Act and the declaration or ordering of effectiveness of such registration statement.

(d)	"Registrable Securities" means that number of shares
of Common Stock purchased by the Holder and any additional shares of Common Stock that may be issued by the Company as a dividend or other distribution in respect of those shares.

(e)	"SEC" means the Securities and Exchange Commission.

2.	The Shares.

(a)	The shares of both entities have not been registered
in any jurisdiction, Including, but not limited to registration pursuant to the Securities Act or the Registration Act, nor under any State securities Act or any foreign registration act.

(b)	The parties agree that certificates representing
ownership of the shares shall bear a restrictive Rule 144 legend, and may not be sold or transferred, except pursuant to the respective company filing a registration statement, pursuant to Rule 144 of the Securities Acts of the United States of America. Any removal of the legend on the respective shares shall require an opinion of counsel, with the respective company's counsel consenting to any opinion from an independent source.

(c)	Each Party represents that the shares held by each are
free and clear of any liens, claims, mortgage, hypothecation agreement and are fully paid and non-assessable and that the respective party is free to transfer said shares, without reservation.

3.	Cooperation with the Companies.

(a)	The parties will cooperate with the Companies in all
respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the transfer of the shares in connection with this swap of the securities.

(b)	When the respective shares are delivered pursuant to
Paragraph 4, below, each certificate shall have attached to it a signature guarantee, with a Medallion guarantee or any other type of signature guarantee acceptable by the respective company or its transfer agent.

4.	The Swap.  Within ten (10) business days after the execution of this Agreement, the Parties shall deliver their respective shares, with appropriate signature guarantee to Commerce
Street Venture Group, Inc., who shall submit the share certificates to the respective transfer agent for the company, with instructions to transfer the shares into the name of the other party. When the shares of both parties are returned, after appropriate transfer, Commerce Street Venture Group,
Inc. shall then deliver the respective new shares to the parties.

5.	Miscellaneous.

(a)	Waiver.  No waiver by any party of any condition or of
any breach of any provision of this Agreement shall be effective unless in writing.

(b)	Notices.  All notices and other communications
pursuant to this Agreement shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Legend Motors Worldwide, Inc.
17322 Westfield Park Road
Westfield, In. 46074
Attn John Pendl

Commerce Street Venture Group, Inc
17322 Westfield Park Rd
Westfield In 46074

(c)	Any notice so addressed, when mailed by registered or
certified mail shall be deemed to be given three (3) days after so mailed, when telecopied shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

(d)	Invalidity of Provisions.  If any provisions of this
Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(e)	Entire Agreement.  This Agreement contains the entire
understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, oral or written, between the parties with respect to the subject matter hereof.

(f)	Counterparts; Facsimile Signatures.  This Agreement
may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Facsimile signatures hereon shall have the same legal force and effect as original signatures.

(g)	Successors and Assigns.  This Agreement shall be
enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

(h)	Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be preformed therein without otherwise giving effect to principles of conflicts of laws. Venue for any action hereunder shall be proper only in the State of Indiana.

(i)	Amendments.  This Agreement may be amended only by the
written consent of all parties hereto.

(j)	Headings.  The headings set forth in this Agreement
have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

(k)	Expenses.   Each party shall be responsible for their
respective costs associated in connection with this Agreement. In the event of any litigation arising pursuant to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees.

	IN WITNESS WHEREOF, the parties hereto have caused this SHARE SWAP AGREEMENT to be executed and delivered as of the 1st day of July, 2005.





                                  /s/ John Pendl
                                  ________________________________
                                  John Pendl
                                  Chief Financial Officer
                                  Legend Motors Worldwide, Inc.





                                  /s/ Lowell G. Hancher
                                  ________________________________
                                  Lowell G. Hancher, Jr.
                                  Chief Financial Officer
                                  Commerce Street Venture Group, Inc.